Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Equity LifeStyle Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid.		Equity	Common Stock, par value $.01 per share	Rule 457(o)	—	—	$700,000,000	0.0001531	$107,170
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities		—	—	—	—	—	—		—
		Total Offering Amounts					$700,000,000		$107,170
		Total Fees Previously Paid							—
	1	Total Fee Offsets							$26,953.60
		Net Fee Due							$80,217

Table 2: Fee Offset Claims and Sources

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	1	Equity LifeStyle Properties, Inc.	S-3	333-277426	02/28/2024		$26,953.60	Equity	Common Stock, $0.01 par value per share	—	$182,612,440.00
Fee Offset Sources		Equity LifeStyle Properties, Inc.	S-3	333-277426		02/28/2024						$35,160.12

(1)
The Registrant previously registered common stock having an
aggregate
offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 28, 2024 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form
S-3ASR
(File
No. 333-277426)
filed on February 27, 2024. As of the date of this prospectus supplement, common
stock having an aggregate offering price of up to $182,612,440 was not sold under the Previous Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, an amount of $26,953.60 corresponding to the registration fee that was paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee due for this offering. The offering pursuant to the Prior Prospectus Supplement has terminated.